Exhibit 99.2

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE FOXO TECHNOLOGIES INC.	C.A. No. __________

[PROPOSED] ORDER GRANTING VERIFIED PETITION

FOR RELIEF PURSUANT TO 8 DEL. C. § 205

WHEREAS, this Court having reviewed the Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner FOXO Technologies Inc., the Court having considered the factors set forth in 8 Del. C. § 205(d), and for good cause having been shown, IT IS HEREBY ORDERED this _________ day of ___________, 2023, that:

1. The New Charter and the Class A Increase Amendment effected thereby, including the filing and effectiveness thereof, are hereby validated and declared effective as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

2. All shares of Common Stock of the Company issued in reliance on the effectiveness of the New Charter and Class A Increase Amendment, are hereby validated and declared effective as of the date and time of the original issuance of such shares; and

3. The above-captioned action is hereby CLOSED.

V.C.

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Lori W. Will

File & Serve Transaction ID:	69696879

Current Date:	Apr 13, 2023

Case Number:	2023-0379-LWW

Case Name:	In re FOXO Technologies Inc.

Court Authorizer:	Lori W. Will

Court Authorizer Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court’s April 13, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will